Exhibit 10.5 — Form of Employee Performance Bonus Award Letter — Operations

«FirstLast»

Dear «First»,

I am pleased to advise you that you are eligible to participate in the TODCO Performance Bonus Plan. Your bonus opportunity is «Bonus»% of Base Pay earned for the year 2005. The award will be paid during the first quarter of 2006.

Your bonus opportunity is comprised of the following elements:

1.	Financial Goals (50%): Twenty-five percent (25%) of the Performance Bonus is based on TODCO EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization).

Twenty-five percent (25%) is based on direct operating expense for your rig or area of responsibility.

2.	Downtime results (25%):
Twenty-five percent (25%) of the Performance Bonus is based on the Downtime results of your rig or area of responsibility compared to a target set by the Corporate Office during 2004.

3.	Safety Performance (25%): Twenty-five percent (25%) of the bonus is based on the safety performance of your rig or area of responsibility using TRIR as the standard of measurement.

The Performance Bonus Award criteria for items 1, 2, and 3 above are further described in Attachment A.

Your award is subject to the provisions of the TODCO Long Term Incentive Plan, a copy of which is attached. Unless the Executive Compensation Committee of the Board of Directors in its sole judgment decides otherwise, you must remain an employee during the performance period and be an employee at the time of payout to be eligible for an award.

Sincerely,

Jan Rask
CEO & President

Attachments

15

OPERATIONS & RIG LEVEL PERSONNEL
Attachment A

SUMMARY OF THE 2005 PERFORMANCE BONUS

Your Performance Bonus & Cash Bonus Plan is made up of three parts:

•	Financial Goal that consists of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) and Direct Operating Expense.

•	Downtime results, and

•	Safety Performance

1. Financial Goals (50%)

A. TODCO EBITDA
Twenty-five percent (25%) of your Performance Bonus will be based on EBITDA achieved by TODCO during 2005.

EBITDA	Payout
$[redacted]	[redacted]%
$[redacted]	[redacted]%
$[redacted]	[redacted]%

B. DIRECT OPERATING EXPENSE
Twenty-five percent (25%) of your Performance Bonus will be based on TODCO’s direct operating expense for your rig or area of responsibility during 2005.

Direct Operating Expense	Payout
<=[redacted]% of Budget	[redacted]%
[redacted]% of Budget	[redacted]%
>=[redacted]% of Budget	[redacted]%

2. Downtime (25%)

Twenty-five percent (25%) of your Performance Bonus will be based on the Downtime results of your rig or area of responsibility compared to a target set by the Corporate Office during 2005. Downtime will be defined as what is recorded under Code 8 of the IADC code excluding any planned or budgeted service time, i.e. shipyard, UWILD or major overhauls.

Downtime Payout
<=[redacted]%	[redacted]%
[redacted]%	[redacted]%
>=[redacted]%	[redacted]%

16

3. Safety Performance (25%)

Twenty-five percent (25%) of your Performance Bonus will be based on TODCO’s overall safety performance using TRIR as the standard of measurement. The payout range is indicated below.

TRIR	Payout
<[redacted]%	[redacted]%
[redacted]%	[redacted]%
>[redacted]%	[redacted]%

*IN THE EVENT OF NEGATIVE EBITDA THERE WILL BE NO BONUS PAYOUTS FOR ANY PLAN PARTICIPANTS.

17